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                                                                     EXHIBIT 5.1

                           GIBSON, DUNN & CRUTCHER LLP
                                     LAWYERS

                   A Registered Limited Liability Partnership
                       Including Professional Corporations

                          1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5306

                                December 19, 2002




(202) 955-8600

Barr Laboratories, Inc.
Two Quaker Road, P.O. Box 2900
Pomona, New York  10970

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We refer to an aggregate of 300,000 shares of Common Stock, par value $.01 per share, of Barr Laboratories, Inc., a New York corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued under the Barr Laboratories, Inc. 2002 Stock Option Plan for Non-Employee Directors (the "Plan").

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and paid for in accordance with the terms set forth in the Registration Statement and the Plan, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plan, the Shares have


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been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                                     Very truly yours,


                                                     GIBSON, DUNN & CRUTCHER LLP


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